UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 __________________
FORM 8-K
 __________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
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Date of report (Date of earliest event reported): March 29, 2014
AMERICAN RESIDENTIAL PROPERTIES, INC.
(Exact name of Registrant as specified in its charter)
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Maryland	001-35899	45-4941882
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)
7047 East Greenway Parkway, Suite 350
Scottsdale, AZ 85254
(Address of principal executive offices) (Zip code)
(480) 474-4800
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed from last report)
 __________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 29, 2014, the Compensation Committee of American Residential Properties, Inc. ("the Company"), in its discretion, approved grants of long-term incentive plan units ("LTIP Units") of its operating partnership, American Residential Properties OP, L.P. (the "Operating Partnership"), pursuant to the Company's 2012 Equity Incentive Plan (the "Plan"), to certain of the Company's executive officers. The grants will be made to the individuals and in the amounts shown in the following table pursuant to award agreements that will provide for time-based vesting and performance-based vesting.

Name and Title	Number of Time-Based LTIP Units	Number of Performance-Based LTIP Units
Stephen G. Schmitz, Chief Executive Officer and Chairman of the Board	13,977	13,977
Laurie A. Hawkes, President and Chief Operating Officer	13,977	13,977
Shant Koumriqian, Chief Financial Officer, Treasurer and Secretary	5,591	5,591
Lani B Porter, Senior Vice President, Operations	5,591	5,591
The time-based LTIP Units will vest ratably on January 1, 2015, January 1, 2016 and January 1, 2017.
The performance-based LTIP Units will vest, if at all, based on the percentage increase of the Company’s total stockholder return ("TSR") beginning on January 1, 2014, as follows:

•	on January 9, 2015, 33.33% will vest if the Company's TSR for the one-year period ending December 31, 2014 is greater than 7.00%;

•	on January 9, 2016, 33.33% will vest if the Company's TSR for the two-year period ending December 31, 2015 is greater than 14.49%; and

•	on January 10, 2017, any of the LTIP Units not previously vested will vest if the Company's TSR for the three-year period ending December 31, 2016 is greater than 22.50%.
The TSR for each period will be based in part on the average of the closing prices of the Company's common stock on the ten trading days evenly straddling January 1, 2014 and each of December 31, 2014, December 31, 2015 and December 31, 2016.
The LTIP Units will also vest in the event of a change in control of the Company (as defined in the Plan), upon termination of the executive’s employment without cause or on account of the executive’s death or disability or upon resignation by the executive for good reason or within 90 days after notice of non-renewal of the executive’s employment agreement (each of the preceding terms as defined in the executives’ employment agreements).

The LTIP Units will not vest unless the executive remains in the continuous employ of the Company or its subsidiaries from the date of grant until the date the LTIP Units vest as described above.
Any of the LTIP Units that have not vested as described above may not be transferred and will be forfeited on the date the executive’s employment terminates or is terminated for any reason. All of the LTIP Units that have not vested on or before January 10, 2017, in accordance with the terms of the award agreements, will be forfeited.
Prior to vesting, 55% of any distributions on the non-vested performance-based LTIP Units will be accumulated but will not be paid to the executive during the applicable performance period. Any accumulated and unpaid distributions on the LTIP Units will be paid to the executive on the date the LTIP Units have vested in accordance with the applicable award agreement. Prior to vesting, 100% of any distributions on the non-vested time-based LTIP units will be paid to the executive in accordance with the agreement of limited partnership of the Operating Partnership.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RESIDENTIAL PROPERTIES, INC.

April 3, 2014	By:	/s/ Shant Koumriqian
	Name:	Shant Koumriqian
	Title:	Chief Financial Officer, Treasurer and Secretary